UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2015

Medtronic plc

(Exact name of registrant as specified in its charter)

Ireland	001-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Lower Hatch Street Dublin 2, Ireland
(Address of principal executive offices)	(Zip Code)

+353 1 438-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being refiled to change the SEC file number under which it is filed. No changes have been made to the content of the Current Report on Form 8-K.

On January 26, 2015, pursuant to the transaction agreement, dated as of June 15, 2014, among Medtronic, Inc., a Minnesota corporation (“Medtronic”), Covidien public limited company, an Irish public limited company (“Covidien”), Kalani I Limited (now known as Medtronic plc, a public limited company organized under the laws of Ireland (“New Medtronic”)), Makani II Limited, a private limited company organized under the laws of Ireland and a wholly owned subsidiary of New Medtronic (“IrSub”), Aviation Acquisition Co., Inc., a Minnesota corporation (“U.S. AcquisitionCo”), and Aviation Merger Sub, LLC, a Minnesota limited liability company and a wholly owned subsidiary of U.S. AcquisitionCo (“MergerSub”) (the “Transaction Agreement”), (a) New Medtronic and IrSub acquired Covidien (the “Acquisition”) pursuant to a scheme of arrangement (the “Scheme”) under Section 201, and a capital reduction under Sections 72 and 74, of the Irish Companies Act of 1963 and (b) MergerSub merged with and into Medtronic, with Medtronic as the surviving corporation in the merger (the “Merger” and, together with the Acquisition, the “Transactions”). Following the consummation of the Transactions, each of Medtronic and Covidien became subsidiaries of New Medtronic.

This Current Report on Form 8-K should be read in conjunction with the other Current Report on Form 8-K filed by New Medtronic on January 26, 2015.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Medtronic Directors

A number of directors were appointed to the Board of Directors of New Medtronic (the “New Medtronic Board”) effective as of January 26, 2015 at a meeting of the New Medtronic Board on January 22, 2015 by the then-existing members of the New Medtronic Board:

Richard H. Anderson, lead director, age 59, had been a director of Medtronic since 2002 until the consummation of the Transactions. Mr. Anderson has been Chief Executive Officer of Delta Air Lines, Inc., a commercial airline, since 2007. He was Executive Vice President of United Health Group Incorporated, a diversified health care company, and President, Commercial Services Group, of United Health Group Incorporated from 2006 to 2007, Executive Vice President of United Health Group and Chief Executive Officer of its Ingenix subsidiary from 2004 until 2006. Mr. Anderson was Chief Executive Officer of Northwest Airlines Corporation from 2001 to 2004. Northwest Airlines Corporation and Delta Air Lines, Inc. filed for bankruptcy in 2005, which is within two years of Mr. Anderson serving as an executive officer of each company. Mr. Anderson serves on the board of directors of Delta Air Lines, Inc.

Craig Arnold, age 54, had been a director of Covidien since 2007 until the consummation of the Transactions. Mr. Arnold is the Vice Chairman and Chief Operating Officer, Industrial Sector of Eaton Corporation, a diversified industrial manufacturer. From 2000 to 2008 he served as Senior Vice President of Eaton Corporation and President of the Fluid Power Group of Eaton. Prior to joining Eaton, Mr. Arnold was employed in a series of progressively more responsible positions at General Electric Company from 1983 to 2000. Mr. Arnold previously served as a director of Unocal Corporation, where he also was a member of the Audit Committee.

Scott C. Donnelly, age 53, had been a director of Medtronic since 2013 until the consummation of the Transactions. Mr. Donnelly is Chairman, President and Chief Executive Officer of Textron, Inc., a producer of aircraft, defense and industrial products. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric Company’s aviation business unit, GE Aviation, a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly held various other management positions since joining General Electric in 1989.

Randall J. Hogan, III, age 59, had been a director of Covidien since 2007 until the consummation of the Transactions. Mr. Hogan has served as Chief Executive Officer of Pentair, Inc., an industrial manufacturing company, since January 2001 and was appointed Chairman in May 2002. From December 1999 to December 2000, he was President and Chief Operating Officer of Pentair and from March 1998 to December 1999, he was Executive Vice President and President of Pentair’s Electrical and Electronic Enclosures Group. Prior to joining Pentair, he was President of the Carrier Transicold Division of United Technologies Corporation. Before that, he was with the Pratt & Whitney division of United Technologies, General Electric Company and McKinsey & Company. Mr. Hogan currently serves as a deputy chair of the board of the Federal Reserve Bank of Minneapolis and previously served as a director of Unisys Corporation.

Omar Ishrak, age 59, had been a director of Medtronic since 2011 until the consummation of the Transactions. Mr. Ishrak has been Chairman and Chief Executive Officer of Medtronic since 2011. Prior to joining Medtronic, Mr. Ishrak served as President and Chief Executive Officer of GE Healthcare Systems, a comprehensive provider of medical imaging and diagnostic technology and a division of GE Healthcare, from 2009 to 2011. Before that, Mr. Ishrak was President and Chief Executive Officer of GE Healthcare Clinical Systems from 2005 to 2008 and President and Chief Executive Officer of GE Healthcare Ultrasound and BMD from 1995 to 2004.

Shirley Ann Jackson, Ph.D., age 68, had been a director of Medtronic since 2002 until the consummation of the Transactions. Dr. Jackson has been President of Rensselaer Polytechnic Institute, a technological research university, since 1999. She was Chair of the U.S. Nuclear Regulatory Commission under President Clinton from 1995 to 1999, and Professor of Physics at Rutgers University and consultant to AT&T Bell Laboratories from 1991 to 1995. Dr. Jackson currently serves as a member of the President’s Council of Advisors on Science and Technology, appointed by President Obama in 2009. She is a member of the National Academy of Engineering and the American Philosophical Society and a Fellow of the American Academy of Arts and Sciences, the American Association for the Advancement of Science, and the American Physical Society. She is a trustee of the Brookings Institution, a Life Trustee of M.I.T. and a member of the Council on Foreign Relations. She is also a director of FedEx Corporation, a global courier delivery company, Marathon Oil Corporation, a company with international operations in exploration and production, oil sands mining and integrated gas, Public Service Enterprise Group, a publicly owned gas and electric utility company in the state of New Jersey, and International Business Machines Corporation, a multinational technology and consulting corporation. Within the past five years, Dr. Jackson also served as a director of NYSE Euronext, a multinational financial services corporation.

Michael O. Leavitt, age 63, had been a director of Medtronic since 2011 until the consummation of the Transactions. Governor Leavitt has been founder and Chairman of Leavitt Partners, a healthcare and food safety consulting firm, since 2009. Prior to that he was the United States Secretary of Health and Human Services from 2005 to 2009; Administrator of the Environmental Protection Agency from 2003 to 2005; and Governor of Utah from 1993 to 2003.

James T. Lenehan, age 66, had been a director of Medtronic since 2007 until the consummation of the Transactions. Mr. Lenehan served as President of Johnson & Johnson, an international pharmaceutical company, from 2002 until 2004 when he retired after 28 years of service to Johnson & Johnson. During those 28 years, Mr. Lenehan also served as Vice Chairman of Johnson & Johnson from 2000 until 2004; Worldwide Chairman of Johnson & Johnson’s Medical Devices and Diagnostics Group from 1999 until he became Vice Chairman of the Board; and Worldwide Chairman, Consumer Pharmaceuticals & Professional Group. Mr. Lenehan has been a financial consultant since 2004. Within the past five years, Mr. Lenehan served as a director of Talecris Biotherapeutics Holding Corp., a global biopharmaceutical company.

Elizabeth G. Nabel, M.D., age 62, had been a director of Medtronic since September 16, 2014 until the consummation of the Transactions. Dr. Nabel has been President of Brigham & Women’s Hospital since 2010. She is also a professor of Medicine at Harvard Medical School. Previously, Dr. Nabel served for ten years at the National Institutes of Health where she held a variety of roles, including director of the National Heart, Lung and Blood Institute. Dr. Nabel is an elected member of the Institute of Medicine of the National Academy of Sciences.

Denise M. O’Leary, age 57, had been a director of Medtronic since 2000 until the consummation of the Transactions. Ms. O’Leary has been a private venture capital investor in a variety of early stage companies since 1996. Ms. O’Leary is also a director of American Airlines Group, Inc., a commercial airline, and Calpine Corporation, a national power generation company based in the United States. She was a member of the Stanford University Board of Trustees from 1996 through 2006, where she chaired the Committee of the Medical Center. Within the past five years, Ms. O’Leary served as a director of US Airways Group, Inc., a commercial airline.

Kendall J. Powell, age 60, had been a director of Medtronic since 2007 until the consummation of the Transactions. Mr. Powell has been Chairman of General Mills, Inc., an international producer, marketer and distributor of cereals, snacks and processed foods, since 2008 and Chief Executive Officer of General Mills, Inc. since 2007. He was President and Chief Operating Officer of General Mills, Inc. from 2006 to 2007, and became a director of General Mills, Inc. in 2006; Executive Vice President and Chief Operating Officer, U.S. Retail from 2005 to 2006; and Executive Vice President of General Mills, Inc. from 2004 to 2005. From 1999 to 2004, Mr. Powell was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of General Mills, Inc. and the Nestle Corporation. Mr. Powell joined General Mills, Inc. in 1979.

Robert C. Pozen, age 68, had been a director of Medtronic since 2004 until the consummation of the Transactions. Mr. Pozen was Chairman of MFS Investment Management and a director of MFS Mutual Funds from 2004 until 2011. He previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts in 2003, and John Olin Visiting Professor, Harvard Law School, from 2002 to 2003. He also was Vice Chairman of Fidelity Investments from 2000 to 2001 and President of Fidelity Management & Research from 1997 to 2001. From 2007 to 2008, he was the chairman of the SEC Advisory Committee on Improvements to Financial Reporting and since 2008 he has been a senior lecturer at Harvard Business School. Mr. Pozen currently serves on the board of Nielsen N.V., a global information and measurement company. Within the past five years, Mr. Pozen also served as a director of MFS Investment Management, a global asset manager, MFS Mutual Funds, a global provider of mutual fund services, and BCE Inc., a telecommunications conglomerate and the parent company of Bell Canada.

Preetha Reddy, age 57, had been a director of Medtronic since 2012 until the consummation of the Transactions. Ms. Reddy has been Managing Director of Apollo Hospitals Enterprise Limited, a specialized hospital system in India and a division of The Apollo Group, since 1993. Prior to that she was Joint Managing Director from 1991-1993 and Director of Apollo Hospitals since February 1989. Ms. Reddy serves on several boards under the Apollo Group, an owner of for-profit educational institutions. She is a member of the Wipro Business Leadership Council, and Senior Vice President of the All India Management Association.

Effective January 26, 2015, Omar Ishrak was elected Chairman of the Board of Directors and the committees of the New Medtronic Board were constituted as listed below.

Audit Committee	Shirley Ann Jackson, Ph.D. (Chair) Scott C. Donnelly Randall J. Hogan, III Kendall J. Powell Robert C. Pozen

Compensation Committee	Kendall J. Powell (Chair) Richard H. Anderson Craig Arnold Scott C. Donnelly Denise M. O’Leary

Finance Committee	Robert C. Pozen (Chair) Randall J. Hogan, III Michael O. Leavitt James T. Lenehan Denise M. O’Leary Preetha Reddy

Nominating and Corporate Governance Committee	Richard H. Anderson (Chair) Craig Arnold Shirley Ann Jackson, Ph.D. Elizabeth Nabel, M.D. Kendall J. Powell

Quality and Technology Committee	James T. Lenehan (Chair) Scott C. Donnelly Michael O. Leavitt Elizabeth Nabel, M.D. Preetha Reddy

On January 22, 2015, Peter Walsh, Anthony McQuillan and Gerard Kilcommins resigned from the New Medtronic Board and appointed Jacinta Lambert and Alma Curran as directors of New Medtronic. Ms. Lambert and Ms. Curran resigned from the New Medtronic Board effective January 26, 2015. None of these resignations was a result of any disagreement with New Medtronic, its management or the New Medtronic Board or any matter relating to New Medtronic’s operations, policies or practices.

Jacinta Lambert, age 46, has been Director of Finance of Covidien since 2009. A member of the Covidien Irish leadership council, she also is member of the of the Economic and Tax group, with the Irish Business and Employers Confederation. Prior to this role Jacinta held the position of Chief Accounting Officer with ESG Re Ltd, a global reinsurance company. A Chartered Certified Accountant (FCCA), she has held senior finance positions in a number of U.S. multinational corporations and has experience with corporate governance, mergers, acquisitions, management buy-out and restructuring. She has recently successfully completed final examinations in Company Direction for the Chartered Director qualification.

Alma Curran, age 31, has been Government Affairs Manager for Europe of Covidien since 2010. Prior to joining Covidien, Ms. Curran was employed by the Irish Parliament. Ms. Curran holds a Masters in Public Affairs and Political Communications and a B.A. in Legal and Political Science.

There are no arrangements or understandings between any director and any other person pursuant to which such director was selected as a director, other than the provisions of the Transaction Agreement relating to the appointment of directors.

New Medtronic Officers

Additionally, the following persons became officers of New Medtronic on January 26, 2015, effective immediately:

Mr. Ishrak was appointed Chief Executive Officer, in addition to his appointment to the New Medtronic Board.

Gary L. Ellis, age 57, was appointed Executive Vice President and Chief Financial Officer. Mr. Ellis has been Executive Vice President and Chief Financial Officer of Medtronic since April 2014. Prior to that, he was Senior Vice President and Chief Financial Officer from May 2005 to April 2014; Vice President, Corporate Controller and Treasurer from October 1999 to May 2005 and Vice President and Corporate Controller from August 1994 to October 1999. Mr. Ellis joined Medtronic in 1989 as Assistant Corporate Controller and was promoted to Vice President of Finance for Medtronic Europe in 1992, until being named as Corporate Controller in 1994. Mr. Ellis is a member of the board of directors of The Toro Company and past chairman of the American Heart Association.

For more information regarding the compensatory arrangements of Mr. Ishrak and Mr. Ellis, see the text in the Registration Statement under the headings “Board of Directors and Management after the Transaction—Management,” “Compensation of New Medtronic’s Executive Officers” and “Medtronic’s Compensation Discussion and Analysis,” which is incorporated herein by reference.

Benefit Plans and Employment Agreements Amended and Assumed

In connection with the completion of the Transactions, and effective as of January 26, 2015, the New Medtronic Board approved amendments to the following plans to provide for the assumption of each of the following plans by New Medtronic and for Medtronic Common Shares underlying awards under such plans to be replaced with New Medtronic shares on a one-for-one basis, in accordance with and subject to the terms of the Transaction Agreement:

•	Medtronic, Inc. 2014 Amended and Restated Employees Stock Purchase Plan,

•	Medtronic, Inc. 2013 Stock Award and Incentive Plan,

•	Medtronic, Inc. 2008 Stock Award and Incentive Plan,

•	Medtronic, Inc. 2003 Long-Term Incentive Plan,

•	Medtronic, Inc. – Kyphon Inc. 2002 Stock Plan,

•	Medtronic, Inc. 1998 Outside Director Stock Compensation Plan,

•	Medtronic, Inc. 1994 Stock Award Plan,

•	Medtronic, Inc. 1979 Restricted Stock and Performance Share Award Plan,

•	Medtronic, Inc. 1979 Nonqualified Stock Option Plan,

•	Medtronic, Inc. Capital Accumulation Plan Deferral Program and

•	Israeli Amendment to the Amended and Restated 2013 Stock Award and Incentive Plan.

In connection with the completion of the Transactions, and effective as of January 26, 2015, the New Medtronic Board approved the assumption of the following plans by New Medtronic and for Covidien Ordinary Shares underlying awards under such plans to be replaced with a number of New Medtronic shares calculated in accordance with and subject to the terms of the Transaction Agreement:

•	Covidien Separation and Distribution Agreement Equity Awards,

•	Covidien Stock and Incentive Plan and

•	Covidien Savings Related Share Plan.

In connection with the completion of the Transactions, and effective as of January 26, 2015, the New Medtronic Board approved amendments to the following plans, contracts or arrangements to provide for the assumption of each plan by New Medtronic:

•	Medtronic, Inc. Incentive Plan and

•	Medtronic, Inc. Supplemental Executive Retirement Plan.

In connection with the completion of the Transactions, and effective as of January 26, 2015, the New Medtronic Board approved amendments to the following plans, contracts or arrangements to take into account, in the applicable definitions of “Change of Control,” the structure of New Medtronic following the consummation of the Transactions:

•	Form of Change of Control Employment Agreement for Medtronic Executive Officers and

•	Change of Control Severance Plan – Section 16B Officers.

Such plans, contracts or arrangements, as amended as described herein, are attached hereto as Exhibits 10.1 to 10.18 and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2015, in connection with the consummation of the Transactions, New Medtronic received its Certificate of Incorporation on re-registration as a public limited company from the Companies Registration Office, Ireland in connection with its re-registration as a public limited company organized under the laws of Ireland, pursuant to which its name was changed from “Medtronic Limited” to “Medtronic plc.” The Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective January 26, 2015, the New Medtronic Board adopted the Code of Ethics for Senior Financial Officers, a copy of which is available on the Investors page of the Company’s website at www.medtronic.com. Information on such website does not constitute part of this Current Report on Form 8-K.

Item 8.01.	Other Events.

On January 22, 2015, the New Medtronic Board authorized New Medtronic to adopt the existing Medtronic share repurchase plan insofar as permitted under Irish law and subject to the creation of sufficient distributable reserves (the “Share Repurchase Plan”). Under the Share Repurchase Plan, the New Medtronic Board authorized New Medtronic to repurchase 80 million New Medtronic ordinary shares, less any previous repurchases by Medtronic under the existing Medtronic share repurchase plan, under which it was authorized to repurchase up to 80 million shares. Medtronic had approximately 33.5 million shares remaining under the existing Medtronic share repurchase plan as of October 24, 2014. Any repurchases will technically be effected as redemptions under Irish law.

On January 26, 2015, Medtronic Luxco entered into various agreements pursuant to which Medtronic Luxco may issue unsecured commercial paper notes (the “Commercial Paper Program”) on a private placement basis up to a maximum aggregate amount outstanding at any time of $3.5 billion. New Medtronic and Medtronic have guaranteed the obligations of Medtronic Luxco under the Commercial Paper Program. No amounts were outstanding under the Commercial Paper Program as of January 26, 2015. In connection with entry into the Commercial Paper Program, Medtronic and Covidien each expect to terminate their respective existing commercial paper programs.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Incorporation of Medtronic plc (formerly known as Medtronic Limited).*

10.1	Amendment to the Kyphon Inc. 2002 Stock Plan.*

10.2	Amendment to the 1998 Outside Director Stock Compensation Plan.*

10.3	Amendment to the 2003 Long-Term Incentive Plan.*

10.4	Amendment to the 2008 Stock Award and Incentive Plan.*

10.5	Amendment to the 1979 Restricted Stock and Performance Share Award Plan.*

10.6	Amendment to the 1979 Nonqualified Stock Option Plan.*

10.7	Amendment to the 1994 Stock Award Plan.*

10.8	Medtronic plc 2014 Amended and Restated Employees Stock Purchase Plan.*

10.9	Medtronic plc 2013 Amended and Restated Stock Award and Incentive Plan.*

10.10	Israeli Amendment to the Amended and Restated 2013 Stock Award and Incentive Plan.*

10.11	Medtronic plc Incentive Plan (as amended and restated effective January 26, 2015).*

10.12	Form of Change of Control Employment Agreement (as amended and restated as of January 26, 2015).*

10.13	Medtronic plc Capital Accumulation Plan Deferral Program (as amended and restated generally effective January 26, 2015).*

10.14	Change of Control Severance Plan – Section 16B Officers (as amended and restated as of January 26, 2015).*

10.15	Medtronic plc Supplemental Executive Retirement Plan (as restated generally effective January 26, 2015).*

10.16	Covidien Savings Related Share Plan (incorporated by reference to Exhibit 99.3 to Covidien plc’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on June 5, 2009).

10.17	Covidien Stock and Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to Covidien plc’s Current Report on Form 8-K filed on March 26, 2013).

10.18	Covidien Separation and Distribution Agreement Equity Awards (incorporated by reference to Exhibit 2.1 to Covidien plc’s Current Report on Form 8-K filed on July 5, 2007).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PLC
(Registrant)

Date: January 26, 2015	By:	/s/ Gary L. Ellis
	Name:	Gary L. Ellis
	Title:	Executive Vice President and Chief Financial Officer